This Prospectus Supplement is
                                                filed pursuant to Rule 424(b)(2)
                                                under Registration Statement
                                                No. 33-40309.

PROSPECTUS SUPPLEMENT dated                     Pricing Supplement No. 18
January 13, 1998 to PROSPECTUS
dated May 9, 1991.


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
                              TEXACO CAPITAL INC.
                                  SERIES 1992
                               MEDIUM-TERM NOTES
                                 Guaranteed by
                                  Texaco Inc.

                Notes Due More Than 9 Months From Date of Issue

Principal Amount:               U.S. $25,000,000.00     Maturity Date:           January 28, 2008"
Specified Currency:             U.S. Dollar             Extendible:              No
Fixed Rate Note:                6.250%                  Final Maturity Date:     N/A
                                                        Issue Price:             99.875%
Zero-Coupon Note:               No                      Record Dates:            N/A
                                                        Interest Payment Dates:  July 28 and January 28
Floating Rate Note:             No                      Original Issue Date:     January 28, 1998
  Base Rate:                    N/A                     Book-Entry Note:         Yes
  - CD Rate:                    N/A                     Certificated Note:       No
  - Commercial Paper Rate:      N/A                     Redemption Provisions:   The Note may not be redeemed
  - Federal Funds Rate:         N/A                                              before 1/28/99. On or after that date,
  - LIBOR:                      N/A                                              the Note may be redeemed, in whole
  - Treasury Rate:              N/A                                              at par, semiannually at the coupon
  Initial Interest Rate:        N/A                                              dates at the option of Texaco Capital
  Interest Reset Period:        N/A                                              Inc. on not less than 30 days nor more
  Interest Reset Dates:         N/A                                              than 60 days notice, at 100% of its
  Interest Determination Dates: N/A                                              principal amount, together with
  Interest Payment Period:      N/A                                              accrued interest to the date fixed
  Interest Payment Dates:       N/A                                              for redemption.
  Index Maturity:               N/A
  Maximum Interest Rate:        N/A                     Repayment Provisions:    No
  Minimum Interest Rate:        N/A                     Currency Indexed Note:   No
  Spread:                       N/A                     - Denominated Currency:  N/A
  Spread Multiplier:            N/A                     - Indexed Currency:      N/A
  Issuer Able to Change Spread                          - Face Amount:           N/A
    or Spread Multiplier:       N/A                     - Base Exchange Rate:    N/A
                                                        - Calculation Agent:     N/A
                                                        - Reference Dealer:      N/A
                                                        Commodity Indexed Notes: No
                                                        Other Terms:             No






                                                        Goldman Sachs
                                                        -------------
                                                        Name of Agent

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